UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2023

Rumble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40079	85-1087461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 210-0196

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RUM	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RUMBW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 15, 2023, Rumble Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Podcast Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 1”), Podcast Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 2”), CallIn Corp., a Delaware corporation (“Callin”), and, solely for the purposes of Section 7.16 therein, Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the securityholders, pursuant to which, among other things (i) Merger Sub 1 merged with and into Callin whereupon the separate existence of Merger Sub 1 ceased, Callin survived such merger as a Delaware corporation (“Surviving Corporation”) and Callin became a wholly owned subsidiary of the Company (such transaction, the “First Merger”) and (ii) immediately following the First Merger, the Surviving Corporation merged with and into Merger Sub 2 whereupon the separate existence of the Surviving Corporation ceased, Merger Sub 2 survived such merger as a Delaware limited liability company (the “Surviving Company”) and the Surviving Company became a wholly owned subsidiary of the Company (such transaction, the “Second Merger” and, together with the First Merger, the “Mergers”). The transactions contemplated by the Merger Agreement closed concurrently with the execution of the Merger Agreement.

The merger consideration consists of: (i) an upfront payment of 1,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock” and such consideration, the “Closing Consideration”), to the former securityholders of Callin, which payment is subject to customary adjustments for indebtedness, unpaid transaction expenses and working capital, and (ii) a contingent obligation to pay up to an aggregate of 1,500,000 additional shares of Class A Common Stock to the former Callin securityholders upon the achievement of four separate milestones (with each separate milestone triggering the payment of 375,000 additional shares) (the “Contingent Consideration”).

Pursuant to the terms of the Merger Agreement, the Company will promptly, and in any event within 30 days following the Company’s annual meeting of stockholders for 2023, appoint David Sacks as a member of the board of directors of the Company until the next annual meeting of the stockholders of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Item 2.01 is incorporated by reference into this Item 5.02.

Item 8.01. Other Events.

On May 15, 2023, the Company issued a press release announcing it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements involve known and unknown risks and uncertainties, and the Company’s actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this Current Report are based on our current beliefs and expectations of the Company’s management as of the date of this Current Report. Important assumptions and other important factors that could cause actual results to differ materially from those forward- looking statements including the risks, uncertainties and factors described in more detail under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in other filings made with the Securities and Exchange Commission (the “SEC”) by the Company.

Item 9.01. Financial Statements and Exhibits.

(a)(b)

In connection with the transactions contemplated by the Merger Agreement, the Company has obtained from the staff of the SEC a waiver from the requirement to file financial statements of Callin under Rule 3-05 of Regulation S-X and related pro forma information with respect to the acquisition of Callin. Accordingly, the Company does not expect to file such financial statements and information under Item 9.01(a) and (b) of Form 8-K.

(d)	Exhibits

99.1	Press Release, dated May 15, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rumble Inc.

Date: May 19, 2023	By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	General Counsel